EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of First Essex Bancorp, Inc. (the “Company”) for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned Chairman of the Board and Chief Executive Officer and Executive Vice President and Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leonard A. Wilson	/s/ William F. Burke
Leonard A. Wilson	William F. Burke
Chairman of the Board	Executive Vice President
and Chief Executive Officer	and Chief Financial Officer

August 6, 2003	August 6, 2003

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.